Exhibit 10.4

FORM OF STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Stockholders Agreement”), dated as of [●], 2022, is made by and among (i) NAAC Holdco, Inc., a Delaware corporation (“New Holdco”); (ii) BICS SA, a Belgian limited liability company (société anonyme) (“Seller”); (iii) NAAC Sponsor LP, a Delaware series limited partnership (the “Sponsor”) and (iv) SFPI SA d’intérêt public / FPIM NV van openbaar nut, a limited liability company of public interest organized and existing under the laws of Belgium (“FPIM”). Each of New Holdco, Seller, Sponsor and FPIM may be referred to herein as a “Party” and collectively as the “Parties”.

Whereas:

(A)	on December 16, 2021, Seller, Torino Holding Corp., a Delaware corporation, North Atlantic Acquisition Corporation, a Cayman Islands exempted company, North Atlantic Acquisition, LLC, a Delaware limited liability company and New Holdco are entering into that certain Business Combination Agreement (as amended and/or restated from time to time, the “BCA”), providing for the business combination transactions set forth therein;

(B)	as a result of the consummation of the transactions contemplated by the BCA, Seller, Sponsor and FPIM became stockholders of New Holdco; and

(C)	the Parties desire to set forth their agreement with respect to governance and certain other matters relating to New Holdco, in each case, as set forth in, and in accordance with the terms and conditions of, this Stockholders Agreement.

Now, therefore, in consideration of the mutual covenants and agreements contained in this Stockholders Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1	Definitions

1.1	Capitalized terms used herein shall have the respective meanings given to them in this Agreement, or if not defined herein, as set forth in the BCA.

1.2	As used herein, the following terms shall have the respective meanings set forth below:

“BCA” has the meaning set forth in the Recitals.

“Board” means the board of directors of New Holdco.

“Bylaws” means the bylaws of New Holdco, as in effect on the Effective Date, and as the same may be amended from time to time.

“CEO Director” has the meaning set forth in Section 2.1.1.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of New Holdco, as in effect as and from the Closing, and as the same may be amended from time to time.

“Director” means a member of the Board.

“Disqualified Person” means any individual prohibited or disqualified from serving as a Director of New Holdco pursuant to (i) rules or regulations of the SEC, (ii) rules of the securities exchange on which New Holdco’s securities are listed or (iii) applicable Law.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, and (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person.

“FPIM” has the meaning set forth in the Preamble.

“FPIM Designee” has the meaning set forth in Section 2.1.4.

“Independent Director” has the meaning set forth in Section 2.1.5.

“Investor Party” means any Party other than New Holdco.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and are within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is not inconsistent with fiduciary duties that New Holdco’s directors may have in such capacity) necessary to cause such result, including (i) calling special meetings of stockholders, (ii) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of New Holdco Common Stock, (iii) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (iv) executing agreements and instruments, (v) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (vi) nominating or appointing certain Persons (including to fill vacancies), and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of New Holdco.

“New Holdco” has the meaning set forth in the Preamble.

“Organizational Documents” means the Certificate of Incorporation, the Bylaws and any other similar organizational documents of New Holdco.

“”Permitted Transferees” has the meaning given such term in Exhibit C to the BCA (Form of Registration Rights Agreement).

“Party” has the meaning set forth in the Preamble.

“Seller” has the meaning set forth in the Preamble.

“Seller Designee” has the meaning set forth in Section 2.1.2.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Designee” has the meaning set forth in Section 2.1.3.

“Stockholders Agreement” has the meaning set forth in the Preamble.

“Transaction Agreements” has the meaning given to such term in the BCA.

2	Governance

2.1	Board Composition

Subject to the other provisions of this Section 2, each Party agrees, severally and not jointly, to take all Necessary Action to cause the Board as of the Closing to be comprised of eight (8) Directors designated in accordance with this Section 2, as follows:

2.1.1	the individual serving as the Chief Executive Officer of New Holdco (the “CEO Director”);

2.1.2	two (2) individuals designated by Seller in its sole discretion (each, a “Seller Designee”), provided that, for the avoidance of doubt, no Seller Designee need be an Independent Director;

2.1.3	one (1) individual designated by the Sponsor in its sole discretion (the “Sponsor Designee”);

2.1.4	one (1) individual designated by FPIM in its sole discretion (the “FPIM Designee”), provided that, for the avoidance of doubt, no FPIM Designee need be an Independent Director; and

2.1.5	three (3) individuals who satisfy the requirements necessary for such individual to be “independent” in accordance with the rules and regulations governing companies listed on the Nasdaq, including Nasdaq Listing Rule 5605 regarding independence, and the SEC rules regarding audit committee independence, designated by Seller in its sole discretion (each, an “Independent Director”).

2.2	Directors Designation

Seller, Sponsor and FPIM shall, at or promptly following the Closing, notify New Holdco of the respective Directors they are entitled to designate pursuant to Section 2.1.

2.3	Removal; Vacancies

Prior to the termination date of this Stockholders Agreement in accordance with Section 3.3:

2.3.1	each Party agrees not to take action to remove any Director designee of another Party from office unless such removal is for cause in accordance with the Certificate of Incorporation and the Bylaws; and

2.3.2	each Investor Party may designate designees for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of such Investor Party’s designees to the Board, and New Holdco shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement designees designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee).

2.4	Review of Designees

Any Director designee of an Investor Party shall be subject to customary due diligence process, including a review of a completed questionnaire and a background check. Based on the foregoing, New HoldCo may reasonably object to any such designee within fifteen (15) days of receiving such completed questionnaire, (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such designee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding misdemeanors, traffic violations and other minor offenses); (2) such designee was the subject of any order, judgment or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal securities laws; (3) such designee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such designee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such designee was the subject of, or a party to, any federal judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal securities laws or regulations. In the event the Board reasonably finds any such designee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to such designee, the applicable Investor Party shall be entitled to propose a different designee to the Board within thirty (30) days of New Holdco’s notice to such Party of its objection to such designee and such replacement designee shall be subject to the review process outlined in this Section 2.4. No Party will designate a Disqualified Person and, if any designee of an Investor Party becomes a Disqualified Person, such designating Investor Party shall take all Necessary Action to cause such Director to tender his or her resignation or be removed immediately.

2.5	Restrictions on Other Agreements

No Party shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to the Equity Securities of New Holdco owned by such Party if and to the extent the terms thereof conflict with the provisions of this Stockholders Agreement.

3	General Provisions

3.1	Incorporation of Terms

Sections 1.2 (Construction), 10.3 (Severability), 10.4 (Entire Agreement, Assignment), 10.6 (Governing Law), 10.8 (Headings), 10.9 (Counterparts), 10.10 (Specific Performance) and 10.11 (No Recourse) of the BCA are hereby incorporated by reference, mutatis mutandis.

3.2	Assignment; Successors and Assigns

3.2.1	No Party may assign, directly or indirectly, such Party’s rights and obligations under this Stockholders Agreement, in whole or in part, without the prior written consent of the other Parties. Any attempted assignment of rights or obligations in violation of this Section 3.2.1 shall be null and void.

3.2.2	This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

3.3	Termination

This Stockholders Agreement shall terminate automatically (without any action by any Party):

3.3.1	with respect to the Sponsor, on the date that is the earlier of (a) the date that is three years following the date of this Stockholders Agreement, (b) the date on which the Sponsor owns less than 50% of the number of New HoldCo Common Stock it held immediately following Closing and (c) the date on which the Seller and its Permitted Transferees own less than 50% of the number of New HoldCo Common Stock held by Seller immediately following Closing;

3.3.2	with respect to FPIM, on the date that is the earlier of (a) the date that is five years following the date of this Stockholders Agreement, (b) the date on which FPIM owns less than 50% of the number of New HoldCo Common Stock it held immediately following Closing and (c) the date on which the Seller and its Permitted Transferees own less than 50% of the number of New HoldCo Common Stock held by Seller immediately following Closing;

3.3.3	with respect to each of New Holdco and Seller, on the date that is the earlier of (a) the date on which this Stockholders Agreement has been terminated with respect to both of Sponsor and FPIM in accordance with Section 3.3.1 and Section 3.3.2, respectively and (b) the date on which the Seller and its Permitted Transferees own less than 50% of the number of New HoldCo Common Stock held by Seller immediately following Closing.

3.4	Waiver of Jury Trial

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS STOCKHOLDERS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.4.

3.5	Amendments; No Waiver

3.5.1	No provision of this Stockholders Agreement may be amended or modified in whole or in part at any time without the express written consent of each party hereto; provided that for the avoidance of doubt, the consent of a party as to which this Stockholders Agreement has terminated pursuant to Section 3.3 shall not be required for any such amendment or modification after the date of such termination.

3.5.2	No waiver of any provision or default under, nor consent to any exception to, the terms of this Stockholders Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

3.6	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.6):

if to New Holdco or Seller:

BICS SA
Boulevard du Roi Albert II 27- 1030
Bruxelles, Belgium
Attention: Guillaume Boutin
Email: guillaume.boutin@proximus.com

with a copy to:

Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104

Attention: Jeffrey Cohen; Peter Cohen-Millstein

Email: jeffrey.cohen@linklaters.com; peter.cohen-millstein@linklaters.com

and

Linklaters LLP
Rue Brederode 13, 1000
Brussels, Belgium

Attention: An-Sofie Van Hootegem; Eric Pottier

Email: ansofie.vanhootegem@linklaters.com; eric.pottier@linklaters.com if to Sponsor:

North Atlantic Acquisition Corporation
c/o Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

with a copy to:

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

and a copy to:

McDermott Will & Emery LLP

One Vanderbilt Ave.

New York, NY 10017
Attention: Ari Edelman
Email: AEdelman@mwe.com

if to FPIM:

Federal Holding and Investment Company / Federale Participatie- en Investeringsmaatschappij / Société Fédérale de Participations et d'Investissement (SFPI/FPIM)

Avenue Louise-Louizalaan, 32 b4

1050 Brussels

Belgium

Attention: Jos Callens

E-mail: j.callens@SFPI-FPIM.be

with a copy to:

Clifford Chance LLP

Avenue Louise 65, box 2

1050 Brussels

Belgium

Attention: Xavier Rémy

E-mail: Xavier.Remy@CliffordChance.com

3.7	Representations and Warranties of the Parties

Each of the Parties hereby represents and warrants to each of the other Parties as follows:

3.7.1	Such Party, to the extent applicable, is duly organized, formed or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its organization, formation or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

3.7.2	Such Party has the full power, authority and legal right to execute, deliver and perform this Stockholders Agreement. The execution, delivery and performance of this Stockholders Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Party. This Stockholders Agreement has been duly executed and delivered by such Party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally.

3.7.3	The execution and delivery by such Party of this Stockholders Agreement, the performance by such Party of its, his or her obligations hereunder by such Party does not and will not violate (i) any provision of its by-laws, charter, articles of association, partnership agreement or other similar organizational document, (ii) any provision of any material agreement to which it is a Party or by which it is bound or (iii) any law, rule, regulation, judgment, order or decree to which it is subject.

3.7.4	Such Party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Party’s ability to enter into this Stockholders Agreement or to perform its, his or her obligations hereunder.

3.7.5	There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Party to enter into this Stockholders Agreement or to perform its, his or her obligations hereunder.

3.8	Expenses

All expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses.

3.9	Further Assurances

Without limiting anything contained elsewhere in this Stockholders Agreement, at any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as any other Party may reasonably request in order to evidence or effectuate the provisions of this Stockholders Agreement and to otherwise carry out the intent of the Parties hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Stockholders Agreement as of the Effective Date.

NAAC HOLDCO, INC.

By
Name:
Title:

BICS SA

By
Name:
Title:

NAAC SPONSOR LP

By
Name:
Title:

SFPI SA D’INTÉRÊT PUBLIC / FPIM NV VAN OPENBAAR NUT

By
Name:
Title:

By
Name:
Title:

[Signature page to the Stockholders Agreement]